Exhibit 99.1

SL Green Refinances Corporate Credit Facility

$2.5 Billion Facility Term Extended and Cost Reduced

NEW YORK-- December 7, 2021-- SL Green Realty Corp. (NYSE:SLG), Manhattan’s largest office landlord, today announced that it has refinanced, extended and reduced the overall size of its unsecured corporate credit facility.

The revolving line of credit component of the facility has been reduced by $250.0 million to $1.25 billion, the maturity date has been extended from March 2023 to May 2027, inclusive of as-of-right extension options, and the current borrowing cost was reduced to 85 basis points over adjusted SOFR. The 5-year funded term loan component of the facility has been reduced by $250.0 million to $1.05 billion, the maturity date has been extended from March 2023 to May 2027 and the current borrowing cost has been reduced to 95 basis points over adjusted SOFR. The $200 million, 7-year funded term loan component of the facility, which matures in November 2024 was not modified and current borrowing cost is 100 basis points over adjusted SOFR.

SL Green’s Chief Financial Officer, Matt DiLiberto, commented, “The refinancing of our credit facility evidences continued appetite for lending to strong corporate credits by the world’s highest quality financial institutions. The new facility incorporates a number of beneficial modifications including reduced costs and a more flexible covenant package, while a strategic reduction of the facility size is commensurate with a reduction in the Company’s equity base by $3.2 billion through targeted asset sales that have funded share repurchases and unit redemptions. We appreciate the incredible support we received from our most important banking relationships as this facility remains a fundamental component of our liquidity and long-term unsecured borrowing strategy.”

Wells Fargo Securities, LLC; JPMorgan Chase Bank, N.A.; Deutsche Bank Securities Inc.; TD Bank, N.A.; BofA Securities, Inc.; BMO Capital Markets Corp.; The Bank of New York Mellon; and U.S. Bank National Association are Joint Lead Arrangers of the facility, with Wells Fargo Bank, National Association serving as the Administrative Agent and Sustainability Agent, JPMorgan Chase Bank, N.A. and U.S. Bank, National Association serving as the Syndication Agents and Deutsche Bank Securities Inc., TD Bank, N.A., Bank of America, N.A., Bank of Montreal, and The Bank of New York Mellon serving as Co-Documentation Agents.

About SL Green Realty Corp.

SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2021, SL Green held interests in 76 buildings totaling 35.3 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 7.3 million square feet securing debt and preferred equity investments.

Forward Looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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